                                                                   Exhibit 4.3.9



                                    AMENDMENT

                  AMENDMENT, dated as of March 31, 2000 (this "AMENDMENT"), to the Second Amended and Restated Credit Agreement, dated as of April 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), the lenders from time to time parties thereto (the "LENDERS") and Union Bank of California, N.A., as Agent.

                              W I T N E S S E T H :
                              --------------------

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

                  WHEREAS, the Borrower has requested that the Agent and the Lenders agree to amend certain provisions of the Credit Agreement, as more fully described herein; and

                  WHEREAS, the Agent and the Lenders are willing to amend such provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

                  NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Credit Agreement.

                  2. AMENDMENT TO SECTION 1.1. (a) Section 1.1 is hereby amended by deleting the definition of "Applicable Margin" therein and substituting in lieu thereof the following new definition:

                  '"APPLICABLE MARGIN": for Base Rate Loans, 2.00% per annum; and for Eurodollar Loans, 3.00% per annum.'

                  (b) Section 1.1 is hereby further amended by adding thereto the following new definitions in the appropriate alphabetical order:

                  "Cumulative Interest Deposits": as of any date of determination, an amount equal to (X) the sum of (i) the balance in the Cash Collateral Account as of March 31, 2000 PLUS (ii) deposits made by the Borrower pursuant to subsection 5.13 hereof into the Cash Collateral Account, PLUS (iii) interest earned on all amounts in the Cash Collateral Account from March 31, 2000 through such date of determination, LESS (Y) any amounts applied against scheduled interest payments pursuant to subsection 2.9 hereof."

                  '"ESTIMATED RATE": at any date of determination a percentage equal to the Eurodollar Rate on such date for Eurodollar deposits of 12 months duration, PLUS the Applicable Margin for Eurodollar Loans.'

                  '"INTEREST PROTECTION AMOUNT": with respect to any calculation of an amount to be deposited into the Cash Collateral Account on any date pursuant to Section 5.13 hereof, an amount equal to the product of
         (i) the aggregate outstanding principal amount of the Loans used as the basis for such calculation and (ii) ten percent (10%) of the Eurodollar Rate on such date for Eurodollar Deposits of 12 months duration.'

                  3. AMENDMENT TO SECTION 5. Section 5 is hereby amended by adding the following new subsections to the end thereof:

                  "5.13 INTEREST RESERVE. (a) Deposit, on March 31, 2000, into the Cash Collateral Account, an amount which, when added to the Cumulative Interest Deposits as of such date, is equal to the sum of
         (i) the aggregate principal amount of the Loans outstanding at such time multiplied by the Estimated Rate AND (ii) the Interest Protection Amount.

                  (b) Deposit, on the last business day of each fiscal quarter of the Borrower occurring on or after to June 30, 2001, into the Cash Collateral Account, an amount which, when added to the Cumulative Interest Deposits as of such date, is equal to the sum of (i) the aggregate principal amount of Loans outstanding on such date multiplied by the Estimated Rate AND (ii) the Interest Protection Amount.

                  5.14 PRINCIPAL RESERVE. (a) Deposit, on or prior to September 30, 2000, an amount into the Cash Collateral Account which is sufficient to cover the scheduled principal amount due and payable on December 31, 2000 pursuant to subsection 2.3 hereof.

                  (b) Deposit, on or prior to December 31, 2000, an amount into the Cash Collateral Account which is sufficient to cover the scheduled principal amount due and payable on March 31, 2001 pursuant to subsection 2.3 hereof.

                  (c) Deposit, on or before the last day of each fiscal quarter ended March 31, 2001 or thereafter, the amount required pursuant to subsection 6.1(e) thereof in order for the Borrower to be in compliance with subsections 6.1(a), (b), (c), and (d) thereof."

                  4. AMENDMENT TO SUBSECTION 6.1. The Credit Agreement is hereby amended by deleting Section 6.1 in its entirety and substituting in lieu thereof the following new subsection 6.1:

                  "6.1 FINANCIAL CONDITION COVENANTS. (a) LEVERAGE RATIO. Permit the Leverage Ratio as of the last day of each calendar quarter occurring during any of the periods set forth below to be greater than the correlative ratio indicated:

                        Period                                    Leverage Ratio
                        ------                                    --------------

              March 31, 2001 - June 30, 2001                        4.25 :1.00

              July 1, 2001 - December 31, 2001                      3.75 :1.00

              January 1, 2002 - thereafter                          3.50 :1.00

                  (b) CASH INTEREST COVERAGE. Permit the ratio of (y) Consolidated Operating Cash Flow to (z) Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for any consecutive four quarter period ending on March 31, 2001 or on the last day of any calendar quarter occurring thereafter to be less than 2.50:1.00

                  (c) FIXED CHARGE COVERAGE. Permit the ratio of (y) Consolidated Operating Cash Flow to (z) Consolidated Fixed Charges of the Borrower and its Subsidiaries for the twelve consecutive month period ending as of the last day of any calendar quarter ending on or after March 31, 2001 to be less than 1.10:1.00.

                  (d) CASH FLOW FROM LMA AGREEMENTS. On or after March 31, 2001, permit more than 25% of Consolidated Operating Cash Flow to be earned or generated pursuant to LMA Agreements for any fiscal period.

                  (e) Notwithstanding the foregoing, in lieu of the Borrower complying with the requirements of subsection 6.1 (a), (b), (c) or (d) hereof on or after March 31, 2001, the Borrower may instead, (i) for the fiscal quarter ended March 31, 2001, deposit into the Cash Collateral Account on the date on which the Borrower deliver's the Officer's Certificate under subsection 5.1 (b) (iv) hereof for such fiscal quarter, an amount equal to the aggregate scheduled principal payments due under Section 2.3 on the last day of the two calender quarters immediately succeeding the fiscal quarter ended March 31, 2001, and (ii) for the fiscal quarter ended June 30, 2001 and the last day of each fiscal quarter occurring thereafter, deposit into the Cash Collateral Account on the date on which the Borrower deliver's the Officer's Certificate under subsection 5.1 (b) (iv) hereof for such fiscal quarter, an amount equal to the scheduled principal payment due under Section 2.3 on the last day of the second calendar quarter immediately succeeding such fiscal quarter."

                  5. AMENDMENT TO CASH COLLATERAL AGREEMENT. The Cash Collateral Agreement is hereby amended and restated in its entirety in the form attached as Exhibit A hereto.

                  6. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date upon which the following conditions precedent shall have been satisfied (the "EFFECTIVE DATE"):

                  (a) the Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of the Borrower, the Agent and the Required Lenders;

                  (b) the Borrower shall have deposited into the Cash Collateral Account the amount required by subsection 5.13(a) of the Credit Agreement (as amended by this Amendment).

                  (c) the Borrower shall have paid to the Agent an amendment fee of equal to $152,500 which shall be shared ratably with each Lender; and

                  (d) The Borrower shall have taken all measures and executed all financing statements and other documents which the Agent may reasonably request to perfect its security interest in the Cash Collateral Account and the contents thereof.

                  7. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in
Section 3 of the Credit Agreement; PROVIDED that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Borrower represents and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing.

                  8. CONTINUING EFFECT OF LOAN DOCUMENTS. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Agent or the Lenders. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

                  9. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                    PAXSON COMMUNICATIONS CORPORATION



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        UNION BANK OF CALIFORNIA, N.A., as Agent


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:




                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        UNION BANK OF CALIFORNIA, N.A., as a
                                        Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

KZH ING-2 LLC



By:
   --------------------------------
   Name:
   Title:




KZH SOLEIL LLC



By:
   --------------------------------
   Name
   Title:



KZH SOLEIL-2 LLC



By:
   --------------------------------
   Name:
   Title:




ARCHIMEDES FUNDING LLC


By:
   --------------------------------
   Name:
   Title:

THE ING CAPITAL SENIOR SECURED HIGH
INCOME FUND, L.P.



By:
   --------------------------------
   Name:
   Title:

                                    HIGHLAND CAPITAL MANAGEMENT, L.P.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    ELF FUNDING TRUST I


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    GALAXY CLO 1999-1, LTD.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    PACIFICA PARTNERS I, L.P.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    KZH HIGHLAND-2 LLC


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    GLENEAGLES TRADING LLC



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                 AMENDED AND RESTATED CASH COLLATERAL AGREEMENT

         AMENDED AND RESTATED CASH COLLATERAL AGREEMENT dated as of March 31, 2000, between Paxson Communications Corporation, a Delaware corporation (the "BORROWER") and Union Bank of California, N.A., as Agent (in such capacity, the "AGENT") for the Lenders parties to the Second Amended and Restated Credit Agreement, dated as of April 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Agent and such Lenders.

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, pursuant to the Credit Agreement, the Lenders severally have agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement dated as of the date hereof that the Borrower shall have executed and delivered to the Agent this Agreement;

         NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement, the Borrower hereby agrees with the Agent for the benefit of the Lenders as follows:

         I. DEFINED TERMS. 1. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         2.  The following terms shall have the following meanings:

         "AGREEMENT": this Cash Collateral Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "CASH COLLATERAL": the collective reference to:

         (a) all cash, instruments, securities and funds deposited from time to time in the Cash Collateral Account;

         (b) all investments of funds in the Cash Collateral Account and all instruments and securities evidencing such investments; and

         (c) all interest, dividends, cash, instruments, securities and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing.

         "CASH COLLATERAL ACCOUNT": account no. 252000300-01 established at the office of Union Bank of California, N.A., Domestic Customer Service at 475 Sampson Street, Suite 1500 San Francisco, California 94111, designated "UBOC--Paxson Communications Corporation."

         "CODE": the Uniform Commercial Code from time to time in effect in the State of New York.

         "COLLATERAL": the collective reference to the Cash Collateral and the Cash Collateral Account.

         3. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         4. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         II. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Agent for the benefit of the Lenders a security interest in the Collateral.

         III. MAINTENANCE OF CASH COLLATERAL ACCOUNT. 1. The Cash Collateral Account shall be maintained until the Obligations have been paid and performed in full and the Commitments are terminated.

         2. The Collateral shall be subject to the exclusive dominion and control of the Agent, which shall hold the Cash Collateral and administer the Cash Collateral Account subject to the terms and conditions of this Agreement. The Borrower shall have no right of withdrawal from the Cash Collateral Account nor any other right or power with respect to the Collateral, except as expressly provided herein.

         IV. DEPOSIT OF FUNDS. (a) As of March 31, 2000, the Cash Collateral in the Cash Collateral Account together with any deposits by Borrower as of such date was equal to $ .

         (b) The Borrower shall deposit the amounts required to be deposited into the Cash Collateral Account pursuant to subsection 5.13 and subsection 5.14 of the Credit Agreement, on the dates specified therein.

         V. REPRESENTATION AND WARRANTY. The Borrower represents and warrants to the Agent that this Agreement creates in favor of the Agent a perfected, first priority security interest in the Collateral, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         VI. COVENANTS. The Borrower covenants and agrees with the Agent that:

         1. The Borrower will not (I) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or
(ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Agreement.

         2. The Borrower will maintain the security interest created by this Agreement as a first, perfected security interest and defend the right, title and interest of the Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, of financing statements under the Code.

         VII. INVESTMENT OF CASH COLLATERAL. 1. Subject to the provisions of paragraph 7(b), collected funds on deposit in the Cash Collateral Account shall be invested by the Agent from time to time in Cash Equivalents; PROVIDED, HOWEVER, that so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall make such investments at the direction of the Borrower. All investments shall be made in the name of the Agent or a nominee of the Agent and in a manner, determined by the Agent in its sole discretion, that preserves the Agent's perfected, first priority security interest in such investments.

         2. The Agent shall have no obligation to invest collected funds during the first night after their collection.

         3. The Agent shall have no responsibility to the Borrower for any loss or liability arising in respect of such investments of the Cash Collateral (including, without limitation, as a result of the liquidation of any thereof before maturity), except to the extent that such loss or liability arises from the Agent's gross negligence or willful misconduct.

         4. The Borrower will pay or reimburse the Agent for any and all costs, expenses and liabilities of the Agent incurred in connection with this Agreement, the reasonable maintenance and operation of the Cash Collateral Account and the investment of the Cash Collateral, including, without limitation, any investment, brokerage or placement commissions and fees incurred by the Agent in connection with the investment or reinvestment of Cash Collateral, which prior to the occurrence and continuance of a Default or Event of Default shall be agreed to by the Borrower and the Agent.

         VIII. RELEASE OF CASH COLLATERAL. Cash Collateral shall be released by the Agent to pay to the Lenders interest and scheduled payments of principal under Subsection 2.3 under the Credit Agreement at any time interest is due and payable thereunder.

         IX. REMEDIES. 1. Upon the occurrence of an Event of Default, the Agent may, without notice of any kind, except for notices required by law which may not be waived, apply the Collateral, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent in its sole discretion may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Borrower. In addition to the rights, powers and remedies granted to it under this Agreement and in any other agreement securing, evidencing or relating to the Obligations, the Agent shall have all the rights, powers and remedies available at law, including, without limitation, the rights and remedies of a secured party under the Code. To the extent permitted by law, the Pledgor waives presentment, demand, protest and all notices of any kind and all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder.

         2. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         X. AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. 1. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         2. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 10(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         XI. DUTY OF AGENT. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to comply with the specific duties and responsibilities set forth herein. The powers conferred on the Agent in this Agreement are solely for the protection of the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. Neither the Agent nor any

Lender nor its or their directors, officers, employees or agents shall be liable for any action lawfully taken or omitted to be taken by any of them under or in connection with the Collateral or this Agreement, except for its or their gross negligence or willful misconduct.

         XII. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         XIII. AUTHORITY OF AGENT. The Borrower acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Borrower, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         XIV. NOTICES. All notices, requests and demands to or upon the Agent or the Borrower to be effective shall be provided in accordance with subsection 9.2 of the Credit Agreement.

         XV. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         XVI. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. 1. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent, PROVIDED that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent.

         2. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         3. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         XVII. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         XVIII. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         XIX. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.




                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the Borrower and the Agent have caused this Cash Collateral Agreement to be duly executed and delivered as of the date first above written.

                                   PAXSON COMMUNICATIONS
                                     CORPORATION



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    UNION BANK OF CALIFORNIA, N.A.,
                                     as Agent


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: